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Filed Pursuant to Rule 424(b)(5)
Registration Statement File Number 333-166647

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 7, 2010)

7,150,000 Shares of Common Stock

Uranium Resources, Inc.

        We are offering 7,150,000 shares of our common stock, par value $0.001 per share ("Common Stock"), at a price of $1.16 per share.

        Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol "URRE." On October 28, 2010, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $1.30 per share.

        Investing in our Common Stock involves certain risks. See "Risk Factors" beginning on page S-3 of the prospectus supplement and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference in this prospectus supplement, to read about factors you should consider before buying our Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public Offering Price	$1.16	$8,294,000

Underwriting Discount	$0.058	$414,700

Proceeds, Before Expenses, to Us	$1.102	$7,879,300

        We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,072,500 shares of our Common Stock from us to cover over-allotments. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $476,905, and our total proceeds, before expenses, will be $9,061,195.

        As of October 28, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $77.1 million, based on 54,692,469 shares of our Common Stock held by non-affiliates and a per share price of $1.30, which equaled the closing price of our Common Stock as quoted on the NASDAQ Capital Market on that date. Including the offering to which this prospectus relates, we have offered $19,694,000 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve-month period that ends on, and includes, the date of this prospectus.

        The underwriter expects to deliver the shares of our Common Stock on or about November 3, 2010.

Roth Capital Partners

The date of this prospectus supplement is October 29, 2010

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. You may obtain copies of those documents as described below under "Where You Can Find More Information."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our Common Stock and other securities that do not pertain to this offering of Common Stock. This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-166647) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the SEC on May 21, 2010. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our Common Stock.

        References to "our company," "we," "our" and "us" in this prospectus supplement and the accompanying prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are generally identifiable by use of the words "estimate," "project," "believe," "intend," "plan," "anticipate," "expect" and similar expressions. These forward-looking statements include management's expectations regarding our liquidity and burn rate, reserves and mineralized uranium material, timing of receipt of regulatory permits, production capacity of mining operations planned for properties in South Texas and New Mexico and estimates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

        Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

  •
  the price of uranium;

  •
  weather conditions;

  •
  operating conditions at our mining projects;

  •
  government regulation of the mining industry and the nuclear power industry;

  •
  the world-wide supply and demand of uranium;

  •
  availability of capital;

S-ii

  •
  timely receipt of mining and other permits from regulatory agencies; and

  •
  the risks set forth in the accompanying prospectus under the caption "Risk Factors."

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or as of the date of any document incorporated by reference in this prospectus supplement or accompanying prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur.

S-iii

SUMMARY

        The SEC allows us to "incorporate by reference" certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. References in this prospectus to "our company," "we," "our," and "us" refer to Uranium Resources, Inc.

 Our Company

        Our company is a uranium exploration, mine development and production company. We were organized in 1977 to acquire and develop uranium mines in South Texas using the in-situ recovery mining process (ISR). Since its founding, URI has produced over 8 million pounds U3O8 from five Texas projects, two of which have been fully restored and returned to the land owners. Our company currently has two fully licensed ISR processing facilities in Texas: Kingsville Dome and Rosita. Since 1986, our company has built a significant asset base in New Mexico that includes 101.4 million pounds U3O8 of in-place mineralized uranium material on 183,000 acres of uranium mineral holdings. We have also been issued a Nuclear Regulatory Commission (NRC) license to build a 3 million pound U3O8 per year ISR processing facility at Crownpoint, New Mexico.

        Our principal executive offices are located at 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas, 75067 and our telephone number is (972) 219-3330. As of October 28, 2010 we had 35 employees.

The Offering

Issuer	Uranium Resources, Inc.
Shares of Common Stock offered by us	7,150,000 shares (8,222,500 if the underwriter's over-allotment option is exercised in full)
Shares of Common Stock to be outstanding after this offering	91,414,256 shares of Common Stock (92,486,756 shares of Common Stock if the underwriter's over-allotment option is exercised in full)(1)
Use of proceeds
We expect that the net proceeds from this offering will be approximately $7.9 million after deducting the underwriting discount and our estimated expenses (or approximately $9.0 million if the underwriter's over-allotment option is exercised in full). We intend to use the net proceeds from this offering for general corporate purposes and to fund potential future acquisitions. See "Use of Proceeds."
Listing	Our Common Stock is listed on the NASDAQ Capital Market under the symbol "URRE."

Risk factors	An investment in our Common Stock involves risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-3 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act of 1934 (the "Exchange Act"), incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our Common Stock.

(1)
The number of shares of Common Stock to be outstanding after this offering is based on 84,264,256 shares of Common Stock outstanding as of October 28, 2010 and excludes 3,725,888 shares of Common Stock issuable upon the exercise of outstanding options, 988,771 shares issuable upon the exercise of outstanding warrants, and 885,016 shares issuable at the option of certain directors and officers under the Company's deferred compensation plans.

RECENT DEVELOPMENTS

        While we have not finalized our full financial results for the three- and nine-months ended September 30, 2010, we expect to report that our cash balance was $10.5 million and that we incurred a loss of $3.6 to $3.7 million for the most recent quarter.

        The loss for the third quarter increased from the loss reported in the second quarter of 2010 of $1.7 million primarily due to the following items:

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  Settlement of the litigation titled Saenz v. URI Inc. which was filed by the owners of the mineral estate of property in Kleberg County, Texas. The Company recorded a $1.375 million provision in the third quarter in connection with this settlement.

  •
  An increase in the impairment in the carrying value of the Company's uranium properties of $173,000 resulting from a change in the cash flow assumptions related to the Company's uranium projects.

  •
  An increase in the general and administrative costs of $219,000, resulting from increased stock compensation expense ($20,000), increased personnel costs ($63,000), higher insurance and bank fees ($66,000) and increased consulting services ($72,000) incurred during the recent quarter.

  •
  A decrease in interest and other income of $200,000 which resulted from the sale of certain non-essential drilling data made in the second quarter of 2010 that did not recur in the third quarter.

        In addition to the foregoing, the Company has received notice from its surety company demanding that the Company either increase the collateral supporting the bonds to 100% of the bond amount or cause the release of the bonds by the fourth quarter of 2011. The demand calls for such collateral funding or release to equal approximately $500,000 each calendar quarter beginning in the fourth quarter of 2010 and continuing through the fourth quarter of 2011. The amount of bonding issued exceeded the amount of existing collateral by $2.5 million at September 30, 2010.

RISK FACTORS

        You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption "Business—Risk Factors" in our Form 10-K for the fiscal year ending December 31, 2009, and any amendments thereto, before making your investment decision, as well as those contained in any filing with the SEC subsequent to the date of this prospectus. Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other material actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

        The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

  General Risks and Uncertainties

  Operations history

        In South Texas, our Vasquez project was mined out in 2008 and is now being restored. Rosita production was shut-in in October 2008 due to depressed pricing and technical challenges in the first new wellfield that made mining uneconomical. The decline in uranium prices throughout 2008 also led to a decision in October 2008 to defer new wellfield development at Rosita and Kingsville Dome. Production continued in two existing wellfields at Kingsville Dome and was completed in July 2009. The Company has not had any operating mines in Texas since that time, and does not plan to return to production until uranium prices recover.

        In New Mexico, the Churchrock project has been delayed due to depressed uranium prices and by a lawsuit to determine whether the U.S. Environmental Protection Agency or the State of New Mexico has the jurisdiction to issue Underground Injection Control program permits required for our mining operations. On June 15, 2010 the United States Court of Appeals for the Tenth Circuit en banc held that the Company's Section 8 property in Churchrock, New Mexico is not Indian Country, the result of which is that the authority to issue an Underground Injection Control permit to the Company falls under the jurisdiction of the State of New Mexico, and not the U.S. Environmental Protection Agency. No petitions for certiorari to the U.S. Supreme Court were filed by the September 13, 2010 deadline. The ruling will enable the Company to seek to renew the Underground Injection Control permit that it had been granted by the State of New Mexico in 1989.

  Liquidity

        Our highest priority is to maintain a positive cash position while we await the return of the uranium market and improved prices. Production ceased in the second quarter of 2009 when it was determined that the best economic decision for stockholders given the price of uranium at the time was to preserve our assets until appropriate margins could be obtained.

        On September 29, 2010, in connection with the legal action initiated in June 2008 titled, Saenz v. URI Inc., we entered into a settlement agreement under which we will pay to plaintiffs $1.375 million in cash which includes amounts for prior royalties that the plaintiffs had previously rejected. The payment of this settlement is subject to execution of amendments to the related leases and to documentation of other aspects of the settlement and dismissal of the suit and is expected to be made in November 2010.

        We had $6.1 million in cash at December 31, 2009 and $10.5 million at September 30, 2010. As of December 31, 2009 the Company had sold its entire uranium inventory and as such, we do not expect any additional sales revenue or related cash inflows for the Company in 2010. The Company raised additional capital in June and July 2010 through an underwritten public offering. Under the transactions, a total of 27,142,830 shares of common stock were sold in the offering with net proceeds of approximately $10.1 million, after deducting underwriting discounts and commissions and estimated offering expenses.

        The Company expects that its existing cash, together with the net proceeds of this offering, will provide sufficient liquidity into 2012. At such time, additional sources of cash will be required to maintain our liquidity.

         We are not producing uranium at this time, nor do we expect to begin production in the near future unless uranium prices recover to a profitable level. As a result, we currently have no source of operating cash. If we cannot monetize certain existing Company assets, partner with another Company that has cash resources, find other means of generating revenue other than uranium production and/or have the ability to access additional sources of private or public capital we may not be able to remain in business.

        We will not commence production at our existing properties until uranium prices recover to a profitable level. Until uranium prices recover we will have no way to generate cash inflows unless we monetize certain Company assets or find other means to generate cash. In addition, our Vasquez project has been depleted of its economically recoverable reserves and our Rosita and Kingsville Dome projects have limited identified economically recoverable reserves. Our future uranium production, cash flow and income are dependent upon our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves.

         Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

        In addition to ceasing all production, we have deferred all activities for delineation and development of new wellfields at our South Texas projects. We will be required to take certain significant actions before we could resume production should uranium prices improve suddenly. Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

         We face risks related to exploration and development, if warranted, on our properties.

        Our ability to operate profitably depends to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of uranium deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, mining and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

         The only market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

        We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

         The price of alternative energy sources affects the demand for and price of uranium.

        The attractiveness of uranium as an alternative fuel to generate electricity may to some degree be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low cost sources for energy. If the price of alternative energy sources decreases or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in the decrease in the price of uranium.

         Public acceptance of nuclear energy is uncertain.

        Maintaining the demand for uranium at current levels and any future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

         We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

        A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico. We have no immediate plans to build, nor are we aware of any third party's plan to build, a mill in New Mexico and there can be no guaranty that a mill will be built. In the event that a mill is not built a substantial portion of our uranium may not be able to be mined. Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

         Itochu elected to terminate our Joint Venture with them for the development of the Churchrock Property and we do not have a committed source of financing for the development of our Churchrock Property.

        On December 5, 2006, HRI-Churchrock, Inc., a wholly owned subsidiary of the Company, entered into a joint venture with a wholly owned subsidiary of Itochu Corporation to develop jointly our Churchrock property in New Mexico. Under the terms of the joint venture, both parties had until April 2, 2007 to make a preliminary investment decision whether to move forward with the joint venture. The parties agreed to extend that date to March 2, 2009. On March 6, 2009, we received notification that Itochu had elected to terminate the Joint Venture. As a result, we no longer have a committed source of financing for the development of our Churchrock property. There can be no assurance that we will be able to obtain financing for this project. Our inability to develop the Churchrock property would have a material adverse effect on our future operations.

         Our operations are subject to environmental risks.

        We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. with which the Company must comply, include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or

UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable.

        We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations. Mining operations may be subject to other laws administered by the federal Environmental Protection Agency and other agencies.

        The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

        We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays in our intended activities.

        Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or our exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

         Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

        The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

        Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

         Our inability to obtain financial surety would threaten our ability to continue in business.

        Bonding requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation. We have received notice from our surety company demanding that we either increase the collateral supporting the bonds to 100% of the bond amount or cause the release of the bonds by the fourth quarter of 2011. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these bonding requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

         Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

        There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

        Our uranium production also competes with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate uranium mining facilities. If we are unable to successfully compete for properties, capital, customers or employees or alternative uranium sources, it could have a materially adverse effect on our results of operations.

         Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

        Because we have limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

         We may need to obtain additional financing in order to implement our business plan, and the inability to obtain it could cause our business plan to fail.

        As of September 30, 2010, we had approximately $10.5 million in cash. We may require additional financing in order to complete our plan of operations. We may not be able to obtain all of the financing we require. Our ability to obtain additional financing is subject to a number of factors, including the market price of uranium, market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. In recognition of current economic conditions and the shut-down of production, we have significantly reduced our spending, delayed or cancelled planned activities and substantially changed our current corporate structure. However, these actions may not be sufficient to offset the detrimental effects of the weak economy and cessation of production, which could result in material adverse effects on our business, revenues, operating results and prospects.

         Our business could be harmed if we lose the services of our key personnel.

        Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

  Risks Relating to this Offering and our Common Stock

Approximately 38.6% of our Common Stock is controlled by three significant stockholders and management.

        Approximately 33.4% of our Common Stock is controlled by three significant stockholders. In addition, our directors and officers are the beneficial owners of approximately 5.2% of our Common Stock. This includes, with respect to both groups, shares that may be purchased upon the exercise of outstanding options. Should these stockholders decide to act together, they may be able to substantially influence the management, affairs and operations of our company and all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Accordingly, the concentration of ownership by such stockholders may have the effect of delaying, deferring, preventing or facilitating a sale of our company or a business combination with a third party. Further, circumstances may arise in which the interests of these stockholders could conflict with the interests of our other stockholders.

         The availability for sale of a large amount of shares may depress the market price of our Common Stock.

        As of October 28, 2010, 84,264,256 shares of our Common Stock were currently outstanding, substantially all of which are registered or otherwise transferable. The availability for sale of a large amount of shares or conversion of the Company's outstanding warrants by any one or several shareholders may depress the market price of our Common Stock and impair our ability to raise additional capital through the public sale of our Common Stock. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our Common Stock of the sale by them of their shares.

         Terms of subsequent financings may adversely impact our stockholders.

        In order to finance our working capital needs, we may have to raise funds through the issuance of equity or debt securities in the future. We currently have no authorized preferred stock. Depending on the type and the terms of any financing we pursue, stockholder's rights and the value of their investment in our Common Stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted.

         Shareholders could be diluted if we were to use Common Stock to raise capital.

        We may need to seek additional capital to carry our business plan. This financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Any issuance of additional shares of our Common Stock could be dilutive to existing stockholders and could adversely affect the market price of our Common Stock.

         You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our Common Stock being offered is substantially higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. After giving effect to the sale by us of 7,150,000 shares of Common Stock in this offering, and based on a public offering price of $1.16 per share in this offering and a pro forma net tangible book value per share of our common stock of $0.41 as of June 30, 2010, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $0.75 per share in the net tangible book value of the common stock purchased. See "Dilution" for a more detailed discussion of the dilution you will incur in connection with this offering.

         Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

        We expect that the net proceeds from this offering will be approximately $7.9 million after deducting the underwriting discount and our estimated expenses (or approximately $9.0 million if the underwriter's over-allotment option is exercised in full). We intend to use the net proceeds from this offering for general corporate purposes and to fund future acquisitions. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.

DILUTION

        Our net tangible book value as of June 30, 2010 was approximately $28.3 million, or approximately $0.35 per share of Common Stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of Common Stock outstanding as of June 30, 2010. After giving effect to the sale by us of 7,150,000 shares of Common Stock at an offering price of $1.102 per share, after deducting the underwriter's fees and estimated expenses of this offering, our as adjusted net tangible book value would have been approximately $36.2 million, or $0.41 per share of Common Stock. As a result, the completion of the offering will increase our net tangible book value by $0.06 per share to our existing stockholders and result in an immediate dilution of $0.75 per share to anyone who purchases our Common Stock in the offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		$1.16
Net tangible book value per share as of June 30, 2010	$0.35
Increase per share attributable to the offering	$0.06

Adjusted net tangible book value per share as of June 30, 2010 after giving effect to this offering		$0.41

Dilution per share to new investors		$0.75

        The foregoing table is based on 80,930,863 shares of Common Stock outstanding as of June 30, 2010, which does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the offering price.

        To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2010 (1) on an actual basis and (2) as adjusted to reflect estimated net proceeds from the sale by us of 7,150,000 shares of Common Stock, at a public offering price of $1.16 per share, after deducting our estimated offering expenses. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q and our unaudited financial statements and related notes for the period ended June 30, 2010, included in our Form 10-Q.

	June 30, 2010
	Actual	As Adjusted(1)
Cash and cash equivalents	$11,423,202	$19,252,502

Long-term capital leases, less current portion	167,744	167,744
Other long-term debt	450,000	450,000

Total long-term debt and capital leases	617,744	617,744
Stockholders' equity
Common Stock, 200,000,000 shares authorized, par value $0.001 per share, 80,930,863 issued and outstanding (net of treasury shares), 88,080,863 issued and outstanding, as adjusted for the issuance of 7,150,000 shares(2)	80,969	88,119
Additional paid-in capital	157,318,036	165,140,186
Accumulated deficit	(129,092,277)	(129,092,277)
Less Treasury stock (38,125 shares), at cost	(9,418)	(9,418)

Total stockholders' equity	28,297,310	36,126,610

Total capitalization	$28,915,054	$36,744,354

(1)
Assumes $50,000 in estimated offering expenses payable by us.

(2)
Excludes 3,908,573 shares of Common Stock issuable upon exercise of stock options outstanding at June 30, 2010, at a weighted average exercise price of $2.60 per share and 885,016 shares of Common Stock issuable pursuant to our deferred compensation plans. As of June 30, 2010, an additional 1,107,581 shares of Common Stock were reserved for issuance under our stock option and restricted stock plans.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

        In this offering, we are offering 7,150,000 shares of our common stock (8,222,500 shares if the underwriter's over-allotment option is exercised in full). The following description does not purport to be complete and is subject to and qualified by our certificate of incorporation and bylaws, which are incorporated by reference.

        Our certificate of incorporation authorizes us to issue 200,000,000 shares of Common Stock, par value $0.001 per share. As of October 28, 2010, there were 84,264,256 shares of our Common Stock issued and outstanding, all of which are fully paid and non-assessable. There are approximately 3,725,888 shares of Common Stock issuable upon exercise of outstanding stock options and 1,148,519 shares of Common Stock reserved for future issuance under our stock option and restricted stock plans. There are 988,771 shares are issuable upon the exercise of outstanding warrants and 885,016 shares issuable pursuant to our deferred compensation plans.

        Each share of our Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our Common Stock can elect all of the directors. Matters to be voted upon by the holders of our Common Stock require the affirmative vote of a majority of the votes cast at a shareholders meeting at which a quorum is present.

        There are no preemptive, subscription, conversion or redemption rights pertaining to our Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued. Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.

Transfer Agent and Registrar

        Corporate Stock Transfer, Denver, Colorado is the transfer agent and registrar for our Common Stock.

Listing on NASDAQ Capital Market

        Our Common Stock is listed on the NASDAQ Capital Market under the symbol "URRE."

 UNDERWRITING

        We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the offering set forth in this prospectus supplement. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, in each case subject to certain closing conditions, 7,150,000 shares of our Common Stock.

        The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares of Common Stock offered hereby if any of the shares are purchased.

        If the underwriter sells more shares than the above number, the underwriter has a 30-day option to buy up to an additional 1,072,500 shares from us at the public offering price, less the underwriting commissions and discounts to cover these sales.

Commissions and Expenses

        The underwriter proposes to offer to the public the shares of Common Stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $0.029 per share. After the shares are released for sale to the public, the underwriter may change the offering price and other terms of the offering at various times. In connection with the sale of the shares of Common Stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter's commissions and discounts will be 5.0% of the proceeds, or $0.058 per share of Common Stock, from shares sold to purchasers. In addition, we have agreed to reimburse the underwriter for the certain out-of-pocket expenses incurred by them in connection with the offering subject to a cap of $30,000 for all out-of-pocket expenses. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

        We estimate the total expenses of the offering to us, excluding underwriting commissions and discounts, to be approximately $50,000.

        The following table shows the underwriting discounts and commissions to be paid by us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.

	Per Share		Total
	Without Option	With Option	Without Option	With Option
Underwriting discounts and commissions paid by us	$0.058	$0.058	$414,700	$476,905

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

Lock-up Arrangements

        In the underwriting agreement we have agreed, for a period of 90 days after the date of the underwriting agreement, to not directly or indirectly, without the prior written consent of the underwriter:

  •
  offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the intended settlement date of the offering), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of our Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

  •
  file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock;

        subject to certain exceptions, including:

  •
  the issuance of employee stock options or shares of restricted stock pursuant to an existing equity compensation plan;

  •
  the issuance of shares of Common Stock upon the exercise of options or warrants outstanding as of the date of the underwriting agreement or to satisfy other pre-existing issuance obligations disclosed in our periodic SEC filings prior to the date of the underwriting agreement;

  •
  issuances by us of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of the underwriting agreement; provided that each recipient of any such shares of Common Stock agrees that all such shares remain subject to lock-up restrictions substantially similar to those contained in the underwriting agreement; and

  •
  the purchase or sale of our securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date of the underwriting agreement.

        In addition, each of our directors and officers (within the meaning of Rule 16a-1(f) under the Exchange Act) has signed a lock-up agreement with the underwriter in which such persons have agreed that, for a period beginning on the date of this prospectus and ending on the date that is 60 days after the date of the final prospectus supplement relating to this offering, without the prior written consent of the underwriter, they will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, our Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

        The lock-up periods applicable to each of our directors and officers (within the meaning of Rule 16a-1(f) under the Exchange Act) will automatically be extended if (1) during the last 15 calendar days plus 3 business days of the 60-day lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, then the lockup period shall automatically be extended and the restrictions described above shall continue to apply until the expiration of the 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the announcement of the material news or the material event occurs, as applicable, unless (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. ("FINRA") and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, we deliver (in accordance with Section 9 of the underwriting agreement) to the underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of Uranium Resources, Inc., certifying on behalf of Uranium Resources, Inc that the Company's shares of Common Stock are "actively traded securities," within the meaning of Rule 2711(f)(4) of FINRA.

        The underwriter may release any of the securities subject to these lock-up arrangements at any time without notice.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of shares of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither we nor the underwriter makes representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        The prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's web site and any information contained in any other web site maintained by the underwriter is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

        The underwriter and its affiliates has in the past and may in the future provide various investment banking, commercial banking and other financial services for us for which services they may receive in the future, customary fees.

LEGAL MATTERS

        The validity of the Common Stock offered by this prospectus supplement will be passed upon for us by Baker & Hostetler LLP, Denver, Colorado. Lowenstein Sandler PC, Roseland, New Jersey, is acting as counsel for the underwriter in connection with certain legal matters related to this offering.

EXPERTS

        The consolidated financial statements of Uranium Resources, Inc. as of December 31, 2009 and 2008 and for each of the three years ended December 31, 2009 included in Uranium Resources, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Uranium Resources, Inc.'s internal controls over financial reporting as of December 31, 2009 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), an independent private engineering firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Information that we have previously filed with the SEC can be "incorporated by reference" into this prospectus supplement and the accompanying prospectus. The process of incorporation by reference allows us to disclose important information to you without duplicating that information in this prospectus supplement and the accompanying prospectus. The information we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus, including any information that we incorporate by reference, will be updated and superseded automatically by our filings with the SEC after the date of this prospectus supplement and the accompanying prospectus and prior to our sale of the Common Stock covered by this prospectus supplement. We are incorporating by reference the filed information contained in documents listed below:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

          (b)   Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

          (c)   Our Proxy Statement, as filed with the SEC on April 27, 2010;

          (d)   Our Current Reports on Form 8-K, as filed with the SEC on April 26, 2010, May 10, 2010, May 24, 2010, June 8, 2010, June 16, 2010, June 21, 2010, June 23, 2010, June 24, 2010, June 25, 2010, July 2, 2010, July 6, 2010, July 16, 2010, July 22, 2010, August 2, 2010, August 5, 2010, August 9, 2010, August 26, 2010, September 16, 2010, September 23, 2010, September 24, 2010, October 4, 2010, October 7, 2010, October 19, 2010, October 29, 2010.

        We are also incorporating by reference any filed information in filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to our sale of the Common Stock covered by this prospectus supplement, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered "filed" under the Exchange Act.

        We will furnish without charge to each person (including any beneficial owner) to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Uranium Resources, Inc. 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas 75067 Attn: Thomas H. Ehrlich (972) 219-3330

 PROSPECTUS

$25,000,000

Common Stock
Warrants
Units

Uranium Resources, Inc.

        We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $25,000,000. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain a description of the specific terms of the securities being offered and specific information about that offering. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

        Our Common Stock is currently traded on the NASDAQ Global Market under the symbol "URRE." We are currently not in compliance with the continued listing requirement of a minimum bid price of $1 per share and have until July 7, 2010 to regain compliance. If we cannot regain compliance, NASDAQ will provide us with written notification that our Common Stock is subject to delisting from the NASDAQ Global Market. At that time, we may be eligible for an additional grace period of another 180 calendar days if we meet all initial listing requirements, with the exception of the bid price, for the NASDAQ Capital Market and submit an application to the NASDAQ Capital Market. Currently, we meet all initial listing requirements for the NASDAQ Capital Markets except the initial bid price and will submit an application for listing on NASDAQ Capital Markets if we have not regained compliance with the $1 bid price by July 7, 2010.

        As of April 22, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $33.8 million, based on 48,224,458 shares of our Common Stock held by non-affiliates and a per share price of $0.70, which equaled the closing price of our Common Stock as quoted on the NASDAQ Global Market on that date. Because the aggregate market value of our outstanding common equity held by non-affiliates is less than $75 million, we are currently only permitted to use the registration statement of which this prospectus forms a part to offer the securities covered by this prospectus pursuant to General Instruction I.B.6. of Form S-3 in a primary offering where the maximum amount of securities sold in the offering during any twelve-month period does not exceed one-third of the aggregate market value of our outstanding common equity held by non-affiliates.

        As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve-month period that ends on, and includes, the date of this prospectus. If the aggregate market value of our outstanding common equity held by non-affiliates increases to an amount equal to or in excess of $75 million, then we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitation.

        We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 22.

        Investing in our securities involves a high degree of risk. See, "RISK FACTORS" beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2010.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are generally identifiable by use of the words "estimate," "project," "believe," "intend," "plan," "anticipate," "expect" and similar expressions. These forward-looking statements include management's expectations regarding our liquidity and burn rate, reserves and mineralized uranium material, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico and dates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

        Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

  •
  the price of uranium;

  •
  weather conditions;

  •
  operating conditions at our mining projects;

  •
  government regulation of the mining industry and the nuclear power industry;

  •
  the world-wide supply and demand of uranium;

  •
  availability of capital;

  •
  timely receipt of mining and other permits from regulatory agencies; and

  •
  the risks set forth herein under the caption "Risk Factors."

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. The information contained in, and incorporated by reference into, this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

 SUMMARY

        The SEC allows us to "incorporate by reference" certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. References in this prospectus to "our company," "we," "our," and "us" refer to Uranium Resources, Inc.

        The Company is a uranium exploration, mine development and production company. We were organized in 1977 to acquire and develop uranium mines in South Texas using the in-situ recovery mining process (ISR). Since its founding, URI has produced over 8 million pounds U3O8 from five Texas projects, two of which have been fully restored and returned to the land owners. The Company currently has two fully licensed ISR processing facilities in Texas: Kingsville Dome and Rosita. Since 1986, the Company has built a significant asset base in New Mexico that includes 101.4 million pounds U3O8 of in-place mineralized uranium material on 183,000 acres of uranium mineral holdings. We have also been issued a Nuclear Regulatory Commission (NRC) license to build a 3 million pound U3O8 per year ISR processing facility at Crownpoint, New Mexico.

        Our principal executive offices are located at 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas, 75067 and our telephone number is (972) 219-3330. As of April 30, 2010 we had 31 employees.

 OFFERING

Issuer	Uranium Resources, Inc.
Securities We May Offer
Common Stock, Warrants and Units. A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities. See "Description of Securities We May Offer."
Use of Proceeds	The proceeds from the sale of the securities covered by this prospectus will be received by the Company. See "Use of Proceeds."
Listing of Common Stock
The Company's Common Stock is listed on the NASDAQ Global Market under the symbol "URRE." We are currently not in compliance with the continued listing requirement of a minimum bid price of $1 per share and have until July 7, 2010 to regain compliance. If we do not regain compliance, NASDAQ will provide us with written notification that our Common Stock is subject to delisting from the NASDAQ Global Market. At that time, we will seek an additional grace period of another 180 calendar days by applying for listing on the NASDAQ Capital Market if we meet all initial listing requirements, with the exception of the bid price. We currently appear to meet such requirements, but we cannot be assured of the outcome of such a request.

 RISK FACTORS

        You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption "Business—Risk Factors" in our Form 10-K, and any amendments thereto, before making your investment decision, as well as those contained in any filing with the Commission subsequent to the date of this prospectus. Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other material actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

        The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

General Risks and Uncertainties

         Operations history

        In South Texas, our Vasquez project was mined out in 2008 and is now being restored. Rosita production was shut-in in October 2008 due to depressed pricing and technical challenges in the first new wellfield that made mining uneconomical. The decline in uranium prices throughout 2008 also led to a decision in October 2008 to defer new wellfield development at Rosita and Kingsville Dome. Production continued in two existing wellfields at Kingsville Dome and was completed in July 2009. The Company has not had any operating mines in Texas since that time, and does not plan to return to production until uranium prices recover.

        In New Mexico, the Churchrock project is currently being delayed due to depressed uranium prices and by a lawsuit to determine whether the U.S. Environmental Protection Agency or the State of New Mexico has the jurisdiction to issue the Underground Injection Control program permits.

         Liquidity

        We had $6.1 million in cash at year-end 2009 and had $3.8 million at the end of March 2010. As of December 31, 2009 the Company had sold its entire uranium inventory and as such, we do not expect any additional sales revenue or related cash inflows for the Company in 2010. We had targeted a $6 million annual burn rate, or $500,000 per month, for our core business operations as part of our cost reduction and cash preservation program which was put in place in late-2008 and continued in 2009. During the first quarter of 2010 we incurred certain non-routine expenditures for legal matters, trailing operations activities and South Texas project related costs that kept us from reaching the target. We are striving to meet this rate in the second quarter; however, in order to be in a solid position for the return of the uranium market and to address certain legal issues, the target may be attainable but not sustainable throughout the year. The Company expects to raise additional capital in 2010 through a financing transaction, the monetization of non-core assets or other means. Absent the ability to complete one or more of these actions the Company would need to implement significant additional cost cutting measures designed to maintain the Company's liquidity through 2010. While the Company believes it will be successful in its capital raising efforts, there can be no assurance that such activities will result in the raising of sufficient funds to allow the Company to continue operations through 2010 and beyond. However, we do project that with the cash on hand at March 31, 2010 and with significant additional reductions of our existing costs we will be able to maintain our liquidity until the first quarter of 2011. At such time, additional sources of cash will be required to maintain our liquidity.

         We are not producing uranium at this time, nor do we expect to begin production in the near future unless uranium prices recover to a profitable level. As a result, we currently have no sources of operating cash. If we cannot monetize certain existing Company assets, partner with another Company that has cash resources, find other means of generating revenue other than uranium production and/or have the ability to access additional sources of private or public capital we may not be able to remain in business.

        We will not commence production at our existing properties until uranium prices recover to a profitable level. Until uranium prices recover we will have no way to generate cash inflows unless we monetize certain Company assets or find other means to generate cash. In addition, our Vasquez project has been depleted of its economically recoverable reserves and our Rosita and Kingsville Dome projects have limited identified economically recoverable reserves. Our future uranium production, cash flow and income are dependent upon our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves.

         We are presently out of compliance with the continuing listing requirements of the NASDAQ Global Market, the exchange on which our Common Stock is traded. If our stock is delisted from NASDAQ, a reliable trading market for our securities could cease to exist, the market price of our Common Stock could be negatively impacted and we could face difficulty raising additional capital.

        On January 10, 2010, the NASDAQ Stock Market, the exchange on which our Common Stock is traded, notified us that the bid price for our Common Stock closed below the minimum $1.00 per share for a period of 30 consecutive business days, which means that we fail to meet the requirements for continued listing set forth in Marketplace Rule 5550(a)(1). If we cannot regain compliance with the minimum bid requirements before July 7, 2010, NASDAQ will provide us with written notification that our Common Stock is subject to delisting from the NASDAQ Global Market. At that time, we may be eligible for an additional grace period of another 180 calendar days if we meet all initial listing requirements, with the exception of the bid price, for the NASDAQ Capital Market and submit an application to the NASDAQ Capital Market. Currently, we meet all initial listing requirements for the NASDAQ Capital Markets except the initial bid price and will submit an application for listing on NASDAQ Capital Markets if we have not regained compliance with the $1 bid price by July 7, 2010. Delisting would have an adverse effect on the liquidity of our Common Stock and, as a result, the market price for our Common Stock might decline. Delisting could also make it more difficult for us to raise additional capital.

         Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

        In addition to ceasing all production, we have deferred all activities for delineation and development of new wellfields at our South Texas projects. This decision limits our ability to be immediately ready to begin production should uranium prices improve suddenly. Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

         We face risks related to exploration and development, if warranted, on our properties.

        Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of uranium deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

         The only market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

        We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

         The price of alternative energy sources affects the demand for and price of uranium.

        The attractiveness of uranium as an alternative fuel to generate electricity may to some degree be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low cost sources for energy. If the price of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in the decrease in the price of uranium.

         Public acceptance of nuclear energy is uncertain.

        Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

         The Navajo Nation ban on uranium mining in Indian Country encompasses approximately 84% of our in-place mineralized uranium material on our properties in New Mexico and will adversely affect our ability to mine unless the ban is overturned.

        In April 2005, the Navajo Nation Council passed the Diné Natural Resources Protection Act of 2005 prohibiting uranium mining and processing on any sites within Indian Country as defined under 18 U.S.C. § 1151. We believe that the ban is beyond the jurisdiction of the Navajo Nation. However, the ban may prevent us from developing and operating our properties located in Indian Country until the jurisdictional issue is resolved.

        In February 2007, the United States Environmental Protection Agency, or USEPA, determined that Section 8 of our Churchrock property was Indian Country and that the USEPA and not the state of New Mexico has the authority to issue the Underground Injection Control, or UIC, permits for Section 8 that are a precondition to mining. We appealed that decision to the United States Court of Appeals for the Tenth Circuit, which ruled 2 to 1 that Section 8 of the Churchrock property is Indian Country. The Company was granted an en banc review of the Tenth Circuit's decision and oral arguments were presented to the Court on January 12, 2010. We are waiting for the Court to render a decision. The expansive definition of Indian Country adopted by the USEPA may encompass properties owned by non-Indians within Navajo chapters in New Mexico. If that expansive definition prevails, as much as 84% of our in-place mineralized uranium materials in New Mexico could be deemed to be in Indian Country, which could subject these properties to the Navajo Nation ban on uranium mining. Our inability to mine our New Mexico properties could have a material adverse impact on our results of operations.

         We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

        A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico. We have no immediate plans to build, nor are we aware of any third party's plan to build, a mill in New Mexico and there can be no guaranty that a mill will be built. In the event that a mill is not built a substantial portion of our uranium may not be able to be mined. Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

         Itochu elected to terminate our Joint Venture with them for the development of the Churchrock Property and we do not have a committed source of financing for the development of our Churchrock Property.

        On December 5, 2006, HRI-Churchrock, Inc., a wholly owned subsidiary of the Company, entered into a joint venture with a wholly owned subsidiary of Itochu Corporation to develop jointly our Churchrock property in New Mexico. Under the terms of the joint venture, both parties had until April 2, 2007 to make a preliminary investment decision whether to move forward with the joint venture. The parties agreed to extend that date to March 2, 2009. On March 6, 2009, we received notification that Itochu had elected to terminate the Joint Venture. As a result, we no longer have a committed source of financing for the development of our Churchrock property. There can be no assurance that we will be able to obtain financing for this project. Our inability to develop the Churchrock property would have a material adverse effect on our future operations.

         Our operations are subject to environmental risks.

        We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. that the Company must comply with include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable.

        We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations. Mining operations may be subject to other laws administered by the federal Environmental Protection Agency and other agencies.

        The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

        We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays in our intended activities.

        Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or our exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

         Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

        The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

        Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

         Our inability to obtain financial surety would threaten our ability to continue in business.

        Future bonding requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these bonding requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

         Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

        There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

        Our uranium production also competes with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR facilities. If we are unable to successfully compete for properties, capital, customers or employees or alternative uranium sources, it could have a materially adverse effect on our results of operations.

         Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

        Because we have limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

         We will need to obtain additional financing in order to implement our business plan, and the inability to obtain it could cause our business plan to fail.

        As of December 31, 2009, we had approximately $6.1 million in cash. We will require additional financing in order to complete our plan of operations. We may not be able to obtain all of the financing we require. Our ability to obtain additional financing is subject to a number of factors, including the market price of uranium, market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. In recognition of current economic conditions and the shut-down of production, we have significantly reduced our spending, delayed or cancelled planned activities and substantially changed our current corporate structure. However, these actions may not be sufficient to offset the detrimental effects of the weak economy and cessation of production, which could result in material adverse effects on our business, revenues, operating results and prospects.

         Our business could be harmed if we lose the services of our key personnel.

        Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

         Approximately 21.2% of our Common Stock is controlled by one record owner and management.

        Approximately 13.1% of our Common Stock is controlled by one significant stockholder. In addition, our directors and officers are the beneficial owners of approximately 8.1% of our Common Stock. This includes, with respect to both groups, shares that may be purchased upon the exercise of outstanding options. Such ownership by the Company's principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

         The availability for sale of a large amount of shares may depress the market price of our Common Stock.

        As of December 31, 2009, 56,781,792 shares of our Common Stock were currently outstanding, all of which are registered or otherwise transferable. The availability for sale of a large amount of shares or conversion of the Company's outstanding warrants by any one or several shareholders may depress the market price of our Common Stock and impair our ability to raise additional capital through the public sale of our Common Stock. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our Common Stock of the sale by them of their shares.

         Terms of subsequent financings may adversely impact our stockholders.

        In order to finance our working capital needs, we may have to raise funds through the issuance of equity or debt securities in the future. We currently have no authorized preferred stock. Depending on the type and the terms of any financing we pursue, stockholder's rights and the value of their investment in our Common Stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted.

         Shareholders could be diluted if we were to use Common Stock to raise capital.

        As previously noted, we will need to seek additional capital to satisfy our working capital requirements. This financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Any issuance of additional shares of our Common Stock could be dilutive to existing stockholders and could adversely affect the market price of our Common Stock.

 LIQUIDITY

        We had $6.1 million in cash at year-end 2009 and had $3.8 million at the end of March 2010. As of December 31, 2009 the Company had sold its entire uranium inventory and as such, we do not expect any additional sales revenue or related cash inflows for the Company in 2010. We had targeted a $6 million annual burn rate, or $500,000 per month, for our core business operations as part of our cost reduction and cash preservation program which was put in place in late-2008 and continued in 2009. During the first quarter of 2010 we incurred certain non-routine expenditures for legal matters, trailing operations activities and South Texas project related costs that kept us from reaching the target. We are striving to meet this rate in the second quarter, however, in order to be in a solid position for the return of the uranium market and to address certain legal issues, the target may be attainable but not sustainable throughout the year. The Company expects to raise additional capital in 2010 through a financing transaction, the monetization of non-core assets or other means. Absent the ability to complete one or more of these actions the Company would need to implement significant additional cost cutting measures designed to maintain the Company's liquidity through 2010. While the Company believes it will be successful in its capital raising efforts, there can be no assurance that such activities will result in the raising of sufficient funds to allow the Company to continue operations through 2010 and beyond. However, we do project that with the cash on hand at March 31, 2010 and with significant additional reductions of our existing costs we will be able to maintain our liquidity until the first quarter of 2011. At such time, additional sources of cash will be required to maintain our liquidity.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.

PLAN OF DISTRIBUTION

        We may, from time to time, sell all or a portion of the securities registered in the registration statement of which this prospectus forms a part at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We may offer these securities at various times in one or more of the following transactions:

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  on any national securities exchange, or other market on which our Common Stock may be listed at the time of sale;

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  in the over-the-counter market;

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  through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  through options, swaps or derivatives;

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  in privately negotiated transactions; and

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  through a combination of any such methods of sale.

        We may sell these shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell these shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by us may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from us or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to us. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

        Any broker-dealers or agents that participate with us in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc., or independent broker-dealer, will not be greater than 8% of the initial gross proceeds from the sale of any security sold in the offering.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our Common Stock, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 200,000,000 shares of Common Stock, par value $0.001 per share. As May 1, 2010, there were 56,921,363 shares of our Common Stock issued and outstanding, all of which are fully paid and non-assessable. There are approximately 4,408,573 shares of Common Stock issuable upon exercise of outstanding stock options and 807,581 shares of Common Stock reserved for future issuance under our stock option and a restricted stock plans. 988,771 shares are issuable upon the exercise of outstanding warrants. Corporate Stock Transfer, Denver, Colorado is the transfer agent and registrar for our Common Stock.

        The following descriptions do not purport to be complete and are subject to and qualified by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Description of Common Stock

        Each share of our Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our Common Stock can elect all of the directors. Matters to be voted upon by the holders of our Common Stock require the affirmative vote of a majority of the votes cast at a shareholders meeting at which a quorum is present.

        There are no preemptive, subscription, conversion or redemption rights pertaining to our Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued. Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.

Description of Warrants

        We may issue warrants for the purchase of our Common Stock. Warrants may be issued independently or together with our Common Stock and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

        The prospectus supplement relating to a particular series of warrants to purchase our Common Stock will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of warrants;

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  the designation and terms of the Common Stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of Common Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants;

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  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

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  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

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  to vote, consent or receive dividends;

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  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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  exercise any rights as stockholders of us.

Description of Units

        We may issue, in one more series, units consisting of Common Stock and/or warrants for the purchase of Common Stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any units offered under a prospectus supplement or free writing prospectus may differ from the terms described below.

        We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement or free writing prospectus related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

        General.    Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of units, including:

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  the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock" and "Description of Warrants," will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

        Issuance in Series.    We may issue units in such amounts and in such distinct series as we determine.

        Enforceability of Rights by Holders of Units.    Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        Title.    We, and any unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so represented, despite any notice to the contrary. See "Legal Ownership of Securities" below.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled "Special Situations When a Global Security Will Be Terminated" in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

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  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may, from time to time, sell all or a portion of the securities registered in the registration statement of which this prospectus forms a part at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We may offer these securities at various times in one or more of the following transactions:

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  on any national securities exchange, or other market on which our securities may be listed at the time of sale;

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  in the over-the-counter market;

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  through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  through options, swaps or derivatives;

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  in privately negotiated transactions; and

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  through a combination of any such methods of sale.

        We may sell these securities directly to purchasers or may use brokers, dealers, underwriters or agents to sell these shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by us may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from us or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to us. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

        Any broker-dealers or agents that participate with us in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc., or independent broker-dealer, will not be greater than 8% of the initial gross proceeds from the sale of any security sold in the offering.

LEGAL MATTERS

        Certain legal matters in connection with the offering and the validity of the securities offered hereby will be passed upon for us by Baker & Hostetler LLP, Denver, Colorado.

 EXPERTS

        The consolidated financial statements of Uranium Resources, Inc. as of December 31, 2009 and 2008 and for each of the three years ended December 31, 2009 included in Uranium Resources, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Uranium Resources, Inc.'s internal controls over financial reporting as of December 31, 2009 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), an independent private engineering firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

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  our definitive Proxy Statement for our Annual Meeting of Stockholders to be held on June 3, 2010;

  •
  our Current Reports on Form 8-K filed on April 26, 2010.

        The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Uranium Resources, Inc. 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas 75067 Attn: Thomas H. Ehrlich (972) 219-3330

7,150,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT
OCTOBER 29, 2010

Roth Capital Partners